UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

J.D. EDWARDS & COMPANY

(Exact name of registrant as specified in its charter)

0-23091
(Commission file number)

Delaware	84-0728700
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

One Technology Way,
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (303) 334-4000

Item 1. Changes in Control of Registrant.

J.D. Edwards & Company, a Delaware corporation (the “Registrant”), entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of June 16, 2003, by and among the Registrant, PeopleSoft, Inc., a Delaware corporation (“PeopleSoft”), and Jersey Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of PeopleSoft (“Acquisition”).

Pursuant to the Merger Agreement, PeopleSoft, through Acquisition, agreed to acquire all of the outstanding shares of the Registrant’s common stock (including the associated stock purchase rights) through an offer to exchange (the “Offer”). Pursuant to the Offer set forth in the prospectus dated June 19, 2003 (the “Prospectus”) and comprising a part of PeopleSoft’s registration statement on Form S-4, No. 333-106269, as amended by Amendment No. 1 on July 3, 2003, and as declared effective by the Securities and Exchange Commission on July 11, 2003, PeopleSoft offered to exchange cash and a fraction of a share of PeopleSoft common stock for each outstanding share of the Registrant’s common stock, subject to proration.

The Offer expired at 12:00 midnight, New York City time, on Thursday, July 17, 2003. At the expiration of the Offer, 104,754,894 shares of the Registrant’s common stock were validly tendered and not withdrawn, representing more than a majority of the Registrant’s outstanding common stock. At approximately 1:45 a.m., New York City time, on Friday, July 18, 2003, PeopleSoft and Acquisition accepted for purchase and payment all shares of the Registrant’s common stock validly tendered and not withdrawn prior to the expiration of the Offer.

Pursuant to the Offer set forth in the Prospectus, stockholders of the Registrant who tendered in the Offer received consideration with a value of $14.7384 in cash, PeopleSoft common stock or a combination of cash and PeopleSoft common stock for each share of the Registrant’s common stock. The $14.7384 per share consideration in the Offer was based on adding $7.05 in cash and $7.6884, which represents the value of 0.43 of a share of PeopleSoft common stock, based on the average closing price for PeopleSoft common stock on the Nasdaq National Market for the five consecutive trading days ending July 15, 2003 (which was the last trading day immediately prior to (and excluding) the second trading day before the expiration of the Offer) of $17.88. Based on the per share consideration of $14.7384, the resulting total transaction value is approximately $1.8 billion. PeopleSoft obtained the cash component of the consideration from working capital.

The Merger Agreement also provides for, following the consummation of the Offer, the merger of Acquisition with and into the Registrant (the “Merger”), with the Registrant as the surviving corporation in the Merger. PeopleSoft expects to aquire the remaining outstanding shares of the Registrant's common stock by the end of August pursuant to the Merger. The Registrant’s stockholders who did not tender their shares (and who will not validly perfect appraisal rights under Delaware law) will receive $7.05 in cash plus 0.43 of a share of PeopleSoft common share for each share of the Registrant’s common stock. As soon as practicable after the effective time of the Merger, PeopleSoft intends to cause the Registrant, as the surviving corporation of the Merger, to be merged with and into PeopleSoft or one of its direct wholly-owned subsidiaries, with PeopleSoft or its subsidiary as the surviving corporation.

Pursuant to the Merger Agreement, PeopleSoft intends to designate a number of directors to the Registrant’s board of directors to reflect PeopleSoft’s percentage ownership of the Registrant’s outstanding common stock. However, as provided in the Merger Agreement, until the effective time of the Merger, the Registrant’s board of directors will continue to have at least two directors who were directors of the Registrant on the date of the Merger Agreement and who are not affiliated with PeopleSoft or Acquisition. PeopleSoft expects that, on July 31, 2003, the members of the Registrant’s board of directors will include three new directors designated by PeopleSoft, in addition to the continuing directors on said date. PeopleSoft also expects that the continuing directors of the Registrant will resign as directors of the Registrant upon the effective time of the Merger.

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To the knowledge of the Registrant, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a further change in control of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

2.1	Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of June 16, 2003, by and among J.D. Edwards & Company, PeopleSoft, Inc. and Jersey Acquisition Corporation (incorporated herein by reference to Appendix A to PeopleSoft’s prospectus, which is included in PeopleSoft’s registration statement on Form S-4, No. 333-106269, filed on June 19, 2003, as amended by Amendment No. 1 on July 3, 2003, and as declared effective by the Securities and Exchange Commission on July 11, 2003).

99.1	Joint Press Release issued by J.D. Edwards & Company and PeopleSoft, Inc., dated July 18, 2003 (filed pursuant to Rule 425 on July 18, 2003 and incorporated herein by reference).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003

J.D. EDWARDS & COMPANY

By:	/s/ Richard G. Snow, Jr.

Richard G. Snow, Jr.
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit	Description

2.1	Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of June 16, 2003, by and among J.D. Edwards & Company, PeopleSoft, Inc. and Jersey Acquisition Corporation (incorporated herein by reference to Appendix A to PeopleSoft’s prospectus, which is included in PeopleSoft’s registration statement on Form S-4, No. 333-106269, filed on June 19, 2003, as amended by Amendment No. 1 on July 3, 2003, and as declared effective by the Securities and Exchange Commission on July 11, 2003).

99.1	Joint Press Release issued by J.D. Edwards & Company and PeopleSoft, Inc., dated July 18, 2003 (filed pursuant to Rule 425 on July 18, 2003 and incorporated herein by reference).

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